UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2013

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 13, 2013, Richard F. Spanier notified Rudolph Technologies, Inc. (“the Company”) of his resignation from all committee memberships, as applicable, of the Board of Directors (“the Board”). While Dr. Spanier meets the NASDAQ requirements for Director Independence, Dr. Spanier has opted to resign from the Board committees as a result of a differing position on this issue taken by a single third party proxy research firm and not due to any disagreement with Rudolph on any matter relating to Rudolph’s operations, policies or practices.  Dr. Spanier is an industry recognized, technically trained and experienced engineer and businessman with an outstanding career in the relevant technology of the Company.  Dr. Spanier has served the Company as a non-employee Director since prior to the Company’s initial public offering in August of 1999 and has been nominated for re-election by the Company in its current Proxy.  As of the filing of this report on Form 8-K, the Board has not appointed additional members to the Board committees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Rudolph Technologies, Inc.

Date: May 13, 2013	By: /s/ Steven R. Roth
Steven R. Roth Senior Vice President & Chief Financial Officer